POWER OF ATTORNEY TO SIGN AMENDMENTS

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Larry Secrest and J. Neils Thompson, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Scientific Measurements Systems, Inc. Form 10-KSB, Annual Report, for year ending July 31, 1994, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney has been assigned below by the following persons in the capacities and on the dates indicated.

        Signature                         Title                      Date
        ---------                         -----                      ----


/s/ J. Neils Thompson                 Chairman of the           October 27, 1995
-------------------------            Board of Directors
J. Neils Thompson

                            President, Chief Executive Officer,
/s/ Larry Secrest                Acting Chief Financial and     October 27, 1995
-------------------------     Accounting Officer, and Director
Dr. Larry Secrest

                                          Director              October   , 1995
-------------------------
Douglas G. Chaffin


                                          Director              October   , 1995
-------------------------
Dr. Norman Hackerman


/s/ Burt Kanter                           Director              October 26, 1995
-------------------------
Burton W. Kanter


/s/ James Kenny                           Director              October 27, 1995
-------------------------
James W. Kenney


/s/ Phillips Moore                        Director              October 25, 1995
-------------------------
Phillips A. Moore


-------------------------                 Director              October   , 1995
Dr. Thomas Prud'homme